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                                                                 EXHIBIT a(1)(j)


                                 AMENDMENT NO. 9
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM GROWTH SERIES


         This Amendment No. 9 to the Agreement and Declaration of Trust of AIM Growth Series (this "Amendment") amends, effective as of December 11, 2001, the Agreement and Declaration of Trust of AIM Growth Series, a Delaware business trust (the "Trust"), dated as of May 7, 1998, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, the Amendment may be executed by a majority of the Trustees of the Trust.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                   "SCHEDULE A

         AIM Growth Series shall be divided into the following Portfolios:

AIM Basic Value Fund                             AIM Mid Cap Equity Fund

Class A Shares                                   Class A Shares
Class B Shares                                   Class B Shares
Class C Shares                                   Class C Shares
Institutional Class Shares                       Institutional Class Shares

AIM Euroland Growth Fund                         AIM Small Cap Growth Fund

Class A Shares                                   Class A Shares
Class B Shares                                   Class B Shares
Class C Shares                                   Class C Shares
                                                 Institutional Class Shares"



Date: December 11, 2001"


         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.


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         4. All references in the Agreement to "this Agreement" shall mean the
Agreement as amended by this Amendment.

         5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.


         IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this Amendment as of December 11, 2001.


/s/ ROBERT H. GRAHAM                            /s/ JACK M. FIELDS
--------------------------------                --------------------------------
Robert H. Graham, Trustee                       Jack M. Fields, Trustee


/s/ FRANK S. BAYLEY                             /s/ CARL FRISCHLING
--------------------------------                --------------------------------
Frank S. Bayley, Trustee                        Carl Frischling, Trustee


/s/ BRUCE L. CROCKETT                           /s/ PREMA MATHAI-DAVIS
--------------------------------                --------------------------------
Bruce L. Crockett, Trustee                      Prema Mathai-Davis, Trustee


/s/ OWEN DALY II                                /s/ LEWIS F. PENNOCK
--------------------------------                --------------------------------
Owen Daly II, Trustee                           Lewis F. Pennock, Trustee


/s/ ALBERT R. DOWDEN                            /s/ RUTH H. QUIGLEY
--------------------------------                --------------------------------
Albert R. Dowden, Trustee                       Ruth H. Quigley, Trustee


/s/ EDWARD K. DUNN, JR.                         /s/ LOUIS S. SKLAR
--------------------------------                --------------------------------
Edward K. Dunn, Jr., Trustee                    Louis S. Sklar, Trustee


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